Exhibit 6

August 15, 2025

Broad Street Principal Investments, L.L.C.;
West Street Strategic Solutions Fund I, L.P.;
West Street Strategic Solutions Fund I-(C), L.P.;
WSSS Investments W, LLC;
WSSS Investments X, LLC;
WSSS Investments I, LLC;
WSSS Investments U, LLC; and
West Street Ct Private Credit Partnership, L.P. (collectively, the “GS Funds”)

200 West Street, 15th Floor
New York, NY 10282, USA

Re:         GS Funds – Rollover Side Letter (this “Side Letter”)

Reference is made to (i) the Agreement and Plan of Merger dated as of the date hereof (as may be amended from time to time, the “Merger Agreement”), among EH Parent LLC, a Delaware limited liability company (“Parent”), EH MergerSub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) and Soho House & Co Inc., a Delaware corporation (the “Company”),  (ii) the Rollover and Support Agreement dated as of the date hereof (as may be amended from time to time, the “Rollover Agreement”), among the undersigned and the Company.  All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Merger Agreement.  Pursuant to the Merger Agreement, at the Closing of the Merger each outstanding share of Company Common Stock (other than shares designated as Rollover Shares) will be cancelled and converted into the right to receive $9.00 per share in cash (the “Per Share Cash Consideration”).  Pursuant to the Rollover Agreement, 13,973,957 shares of Class A Common Stock of the Company have been designated as Rollover Shares.

The undersigned and the Company, each intending to be legally bound, hereby agree that:

1.    The undersigned and the Company will enter into, at the Closing, the regulatory letter agreement in substantially the form set forth on Annex A attached hereto (the “Regulatory Letter Agreement”).

2.    The Company agrees that it shall use its reasonable best efforts to obtain additional equity funding after the date hereof and at or prior to the Closing of the Merger (the “Incremental Equity Funding”).  For clarity, any proceeds received by the Company under the Equity Financing or Subscription Agreements shall not be treated as Incremental Equity Funding.  The Company shall keep the GS Funds reasonably informed on a current basis of the status of the Incremental Equity Funding (including material developments, timing, and key terms under consideration).  For the avoidance of doubt, the Incremental Equity Funding will be raised at the Company level and not at the Parent level.

3.    If the Company is able to obtain the Incremental Equity Funding at or prior to the Closing of the Merger then with respect to the first $111,791,657 of net proceeds of the Incremental Equity Funding actually received by the Company at or prior to the Closing, a number of the GS Funds’ shares of Class A Common Stock that have been designated as Rollover Shares equal to the product (rounded down to the nearest whole number) of (x) 50% of such net proceeds divided by (y) the Per Share Cash Consideration shall not be treated as Rollover Shares and shall instead be cancelled at the Closing and converted into the right to receive the Per Share Cash Consideration as provided in the Merger Agreement; provided that in no event shall the aggregate amount of the GS Funds’ Class A Common Stock to be cancelled and converted into the Per Share Cash Consideration exceed 7,763,310 shares.

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4.    The GS Funds may appoint one non-voting board observer to the board of directors of the Surviving Corporation, for so long as the GS Funds own in the aggregate at least fifty percent (50%) of the shares of Class A Common Stock owned by the GS Funds as of immediately after the Closing of the Merger (the “Board Observer”).  The Board Observe will be entitled to receive the board materials distributed to the board of directors of the Surviving Corporation (including notices) and shall be entitled to attend all meetings of the board of directors of the Surviving Corporation, subject, in each case, to appropriate restrictions to protect confidentiality, legal privilege, and conflicts of interest.

5.    The Company shall, at and subject to the occurrence of the Closing, reimburse the GS Funds for all reasonable out-of-pocket costs and expenses (including legal counsel) and any VAT incurred in connection with the preparation, negotiation, execution, and delivery of the Rollover Agreement, the Voting Agreement Side Letter, the Voting Agreement and any other documents related thereto and the consummation of the transactions contemplated thereby, up to a maximum amount of $500,000.

6.    In addition, the undersigned acknowledge and agree that effective as of, and conditioned upon, the occurrence of the Closing, the call rights to purchase the Class A Common Stock from the GS Funds pursuant to Section 6.6(b)(ii) of that certain Second Supplemental Shareholders’ Agreement, dated as of March 23, 2021, by and between the Company and certain stockholders of the Company, shall be terminated and shall be of no further force and effect.

7.    In the event of any conflict between the terms of this Side Letter and the Rollover Agreement, the Voting Agreement Side Letter, the Voting Agreement or the Letter Agreement, the terms of this Side Letter shall govern. The provisions set forth in Sections 17 (Notices), 19 (Assignment) and 21 (Miscellaneous) of the Rollover Agreement are hereby incorporated into this Side Letter as if set forth herein in their entirety, mutatis mutandis.

 [Signature page follows]

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Please confirm that the above correctly reflects our understanding and agreement with respect to the foregoing matters by signing the enclosed copy of this Side Letter and returning it to us, whereupon this Side Letter shall become a legally binding agreement between the undersigned.

Very truly yours,

SOHO HOUSE & CO INC.

By:	/s/ Andrew Carnie
Name:	Andrew Carnie
Title:	Chief Executive Officer
Address:	180 Strand, London, United Kingdom WC2R 1EA

[Signature Page to GS Funds Side Letter]

Acknowledged and agreed as of the date first set forth above:

West Street Strategic Solutions Fund I, L.P.
By: Goldman Sachs Asset Management, L.P., Attorney-in-Fact

Signature:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Managing Director

[Signature Page to GS Funds Side Letter]

Broad Street Principal Investments, L.L.C.

Signature:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Vice President

[Signature Page to GS Funds Side Letter]

West Street Strategic Solutions Fund I-(C), L.P.
By: Goldman Sachs Asset Management, L.P., Attorney-in-Fact

Signature:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Managing Director

[Signature Page to GS Funds Side Letter]

WSSS Investments W, LLC
By: Goldman Sachs Asset Management, L.P., as Investment Manager

Signature:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Managing Director

[Signature Page to GS Funds Side Letter]

WSSS Investments X, LLC

Signature:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Vice President

[Signature Page to GS Funds Side Letter]

WSSS Investments I, LLC

Signature:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Vice President

[Signature Page to GS Funds Side Letter]

WSSS Investments U, LLC

Signature:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Vice President

[Signature Page to GS Funds Side Letter]

West Street Ct Private Credit Partnership, L.P.
By: Goldman Sachs Asset Management, L.P., its Investment Manager

Signature:	/s/ Dennis van Laer
Name: Dennis van Laer
Title: Managing Director

[Signature Page to GS Funds Side Letter]